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Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591 and 333-38196), of our report dated January 25, 2001, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is included in this Annual Report on Form 10-K.

                      /s/ PRICEWATERHOUSECOOPERS LLP
                      PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 26, 2001

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Consent of Independent Accountants